UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

MORLEX, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-30144	84-1028977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue, Suite 450, New York, New York	10170
(Address of principal executive offices)	(Zip Code)

(212) 581-5150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Risk Factors” in our Form 8-K filed on February 14, 2008. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this report.

EXPLANATORY NOTES

The terms “the Company,” “we,” “us,” and “our” refer to Morlex, Inc., a Colorado corporation, unless otherwise stated or the context clearly indicates otherwise.

This Current Report on Form 8-K contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

All financial figures in this Current Report are denominated in U.S. Dollars unless stated otherwise.

Item 1.01. Entry into a Material Definitive Agreement.

Engagement of Investor Relations Firm

On May 29, 2008, we announced that we engaged Hayden Communications, Inc., a leading Manhattan-based investor relations firm as our strategic investor relations advisor to assist the Company in broadening its financial market presence and in establishing better understanding of the investment potential of the Company amongst the investment community. Under the agreement with Hayden Communications (the “Hayden Communications Agreement”), Hayden will provide shareholder communications, media relations, press interface and market insight services. The Company will pay Hayden Communications $10,000 per month for a term of 12 months, and will issue to Hayden Communications a total of 75,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company may issue additional shares of Common Stock to Hayden Communication if certain milestones are achieved, as more fully set forth in the Hayden Communications Agreement. The Company will also reimburse Hayden Communications for certain expenses incurred by them in connection with the services provided under the Hayden Communications Agreement. A copy of the Hayden Communications Agreement is attached hereto as Exhibit 10.1.

Closing of Private Placement

As previously reported, as of April 15, 2008 the Company raised $4,400,000 in the private placement of the Company’s 10% Junior Convertible Unsecured Promissory Notes (the “Convertible Notes”) and a private placement of common stock, par value $0.001 per share, of the Company (“Common Stock”) at a price of $0.75 cents per share (collectively, the “Initial Private Placement”). The Initial Private Placement consisted of $2,025,000 in Common Stock and $2,375,000 in Convertible Notes. As of May 28, 2008, the Company raised an additional $1,562,250 through a private placement of Common Stock at a price of $0.75 cents per share and additional $619,292 through a private placement of Convertible Notes (the “Additional Private Placement” and, together with the Initial Private Placement, the “Private Placement”). The total amount raised by the Company in the Private Placement is $6,581,342. The Private Placement is exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act as it was not an offering to the public and included only accredited investors. As a result of the Additional Private Placement, the total amount of the Private Placement exceeded $5,000,000 as of April 18, 2009 (the “Conversion Date”) and the Convertible Notes were automatically converted into 3,992,123 shares of Common Stock. As a result the Convertible Notes are no longer issued and outstanding. The private placement of Common Stock resulted in 4,783,000 shares of Common Stock issued to the investors. The total number of shares of Common Stock issued in the Private Placement is 8,775,123.

In connection with the Additional Private Placement, the Company entered into a Securities Purchase Agreement with each investor. The Securities Purchase Agreements contain customary representations and warranties of the Company. A form of the Securities Purchase Agreement was attached as an Exhibit to the Company’s Form 8-K filed on April 21, 2008 and is incorporated herein by reference.

Joseph Gunnar & Co., LLC acted as the Company’s Placement Agent (the “Placement Agent”) in connection with the Additional Private Placement of Common Stock pursuant the Placement Agent Agreement, dated as of April 11, 2008 (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Placement Agent was paid a cash commission in an amount equal to ten percent of the gross proceeds of the shares of Common Stock sold in such Private Placement. Further, the Company issued and sold to the Placement Agent or its designee(s), for nominal consideration, five-year warrants to purchase the number of shares of Common Stock equal to ten percent of the total number of issuable shares of Common Stock sold in the Private Placement (the “Placement Agent Warrants”) at a purchase price equal to 100% of the price at which shares of common stock are sold to investors in connection with the Private Placement. The Placement Agent Warrants may not be exercised prior to 120 days following each closing of the Private Placement offering. The Placement Agent is granted certain registration rights with respect to the Placement Agent Warrants, as more fully set forth in the First Amended and Restated Registration Rights Agreement. The Placement Agent Warrants are presently exercisable into 478,300 shares of Common Stock. A copy of the Placement Agent Agreement is attached as an Exhibit to the Company’s Form 8-K filed on April 21, 2008 and is incorporated herein by reference. A Form of the Placement Agent Warrants is attached hereto as Exhibit 4.1.

Pursuant to the Placement Agent Agreement, the Company entered into a non-exclusive Investment Banking Services Agreement with the Placement Agent (the “Investment Banking Services Agreement”). The Investment Banking Services Agreement provides for the Placement Agent to provide advisory services to the Company in connection with business combinations, future financings (including the Placement Agent’s right to cover co-underwrite any future financings), general corporate finance or corporate advisory matters, as may be requested by the Company from time to time. The Company is not required to accept or use any services provided by the Placement Agent under the Investment Banking Services Agreement. The Investment Banking Services Agreement is for a term of twelve months. Compensation for any services provided by the Placement Agent under the Investment Banking Advisory Agreement will be determined on a case-by-case basis, by mutual agreement of the parties. The Company agreed to indemnify the Placement Agent for liabilities resulting from the services provided by the Placement Agent under the Investment Banking Services Agreement, subject to customary exceptions. A copy of the Investment Banking Services Agreement is attached hereto as Exhibit 10.2.

The proceeds of the Additional Private Placement were used to make payments to Iakona, Inc. (“Iakona”) pursuant to the secured promissory note to Iakona in the original principal amount of $4.5 million (the “Iakona Secured Promissory Note”). As of May 23, 2008, a total of $1,500,000 in principal amount was paid to Iakona under the Iakona Secured Promissory Note. As of the date hereof, the Company is current in its payment obligations under the Iakona Secured Promissory Note. A copy of the Iakona Secured Promissory Note was filed as an Exhibit to the Company’s Form 8-K filed on April 21, 2008 and is incorporated herein by reference.

As previously reported, Iakona is wholly-owned by Jason J. Kulpa, the Chief Executive Officer of the Company.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

Item 8.01 Other Events

Establishment of Audit Committee of the Board of Directors

On May 9, 2008, the Board of Directors of the Company established an audit committee of the Board (“Audit Committee”) to which it appointed the following of its members: Richard H. Keyes, as Chairman of the Audit Committee, Richard J. Berman, and E. Chadwick Mooney. The Audit Committee is governed by the Audit Committee charter, a copy of which is attached hereto as Exhibit 99.1. The Board determined that the Chairman of the Audit Committee would receive, in addition to any compensation that he may receive for serving as a member of the Board, compensation of $3,000 per month in exchange for his services as Chairman of the Audit Committee.

Establishment of Compensation Committee of the Board of Directors

On May 9, 2008, the Board of Directors of the Company established a compensation committee of the Board to which it appointed the following of its members: Richard J. Berman, E. Chadwick Mooney and Gianluca Cicogna.

Item 9.01 Financial Statements and Exhibits.

The disclosure set forth in Item 1.01 to this Current Report is incorporated into this item by reference.

(c) Exhibits

Exhibit No.	Description

4.1	Form of Morlex, Inc. Warrant issued to Joseph Gunnar & Co., LLC.
10.1	Financial Communications and Strategic Consulting Agreement for Morlex, Inc., dated as of April 11, 2008, with Hayden Communications, Inc.
10.2	Investment Banking Services Agreement, dated May 28, 2008, between the Company and Joseph Gunnar & Co., LLC.
99.1	Audit Committee Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORLEX, INC.

Dated: June 3, 2008	By:	/s/ Richard J. Berman
Name: Richard J. Berman
Title: Chairman

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Morlex, Inc. Warrant issued to Joseph Gunnar & Co., LLC.
10.1	Financial Communications and Strategic Consulting Agreement for Morlex, Inc., dated as of April 11, 2008, with Hayden Communications, Inc.
10.2	Investment Banking Services Agreement, dated May 28, 2008, between the Company and Joseph Gunnar & Co., LLC.
99.1	Audit Committee Charter.